Exhibit 99.1

FOR IMMEDIATE RELEASE

BANKRATE, INC. FILES REGISTRATION STATEMENT FOR PROPOSED PUBLIC OFFERING

NEW YORK, N.Y. - April 25, 2006- Bankrate, Inc. (NASDAQ: RATE), announced today that the Company filed a registration statement with the Securities and Exchange Commission for a proposed public offering of 2,345,893 shares of the Company’s common stock, of which 2,000,000 shares are to be offered by the Company and 345,893 shares are to be offered by certain of the Company’s existing stockholders. The Company has granted the underwriters an option to purchase up to an aggregate of 351,883 additional shares of common stock from the Company and the selling shareholders solely to cover over-allotments, if any.

The Company intends to use the net proceeds of the offering for general corporate purposes, including to fund future acquisitions, if any. The Company expects to complete the offering in early May 2006.

Credit Suisse Securities (USA) LLC will serve as the sole book-running manager for the offering, with Citigroup serving as co-lead manager and Jefferies & Company, Inc., Canaccord Adams Inc., Needham & Company, LLC, and Think Equity Partners LLC serving as co-managers. Copies of the preliminary prospectus for the offering, when available, may be obtained from Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

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About Bankrate, Inc.

Bankrate, Inc. (Nasdaq: RATE) ("Bankrate") owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2005, Bankrate.com had over 46 million unique visitors. Bankrate provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate's information is also distributed through more than 400 national and state publications. In addition to Bankrate.com, Bankrate also owns and operates FastFind, an internet lead aggregator and Mortgage Market Information Services, Inc. and Interest.com, Inc., each of which publishes mortgage guides and financial rates and information.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to potential acquisitions, raising capital, future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our Web sites; interest rate volatility; our ability to establish and maintain distribution arrangements; our ability to integrate the business and operations of companies that we have acquired, and those we may acquire in the future; our need and our ability to incur additional debt or equity financing; the effect of unexpected liabilities we assume from our acquisitions; the impact of resolution of lawsuits to which we are a party; the willingness of consumers to accept the Internet as a medium for obtaining financial product information; increased competition and its effect on our Web site traffic, advertising rates, margins, and market share; our ability to manage traffic on our Web sites and service interruptions; our ability to protect our intellectual property; the effects of facing liability for content on our Web sites; legislative or regulatory changes; the concentration of ownership of our common stock; the fluctuations of our results of operations from period to period; the strength of the United States economy in general; the accuracy of our financial statement estimates and assumptions; effect of changes in the stock market and other capital markets; technological changes; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; other risks described from time to time in our filings with the Securities and Exchange Commission; and our ability to manage the risks involved in the foregoing. These and additional important factors to be considered are set forth in the Introductory Note and under Item 1A Risk Factors and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2005, and in our other filings with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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For more information contact:

Bruce J. Zanca
Senior Vice President,
Chief Communications/Marketing Officer
bzanca@bankrate.com
(917) 368-8648